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                                                                    Exhibit 3.22

                           U.S.I. HOLDINGS CORPORATION
                    AMENDMENT TO CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES L PREFERRED STOCK

                                   ----------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                   ----------

          We, the undersigned, Chief Executive Officer and Secretary, respectively, of U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 151 of the GCL, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions on December 17, 1996:

     RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation, the Corporation's Series L Certificate of Designation be amended to increase the authorized shares to be issued in such Series by replacing the fast sentence of section 1 thereof entitled "Designation: Number of Shares"
                                             ------------------------------
     with the following:

          The number of shams of Series L Preferred Stock shall be 500,000.

     ;and further

     RESOLVED, that the officers of the Corporation are hereby authorized and directed to take any, and all actions, to execute any and all documents, agreements and instruments and to take any and all steps deemed by them to be necessary or desirable to carry out the purpose and intent of the foregoing resolution.

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          IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by Bernard H. Mizel and John Addeo, being the Chief Executive Officer and Secretary, respectively, of the Corporation this 18th day of December, 1996.


                                                       /s/ Bernard H. Mizel
                                                       -------------------------
                                                       Chief Executive Officer


ATTEST:


/s/ John Addeo
-------------------------
    Secretary